UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3204509 (I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common stock, $0.01 par value per share	Name of each exchange on which each class is to be registered NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This registration statement on Form 8-A (this “Form 8-A”) is being filed by Archrock, Inc. (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) in connection with the dual listing of its common stock, $0.01 par value per share (the “Common Stock”) with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “AROC.” The Common Stock is currently listed on the New York Stock Exchange under the symbol “AROC.”

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.3, Description of Common Stock, to the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2019, which was originally filed with the Commission on February 21, 2020, and incorporated by reference into the Registrant’s most recent Annual Report on Form 10-K, to which this Form 8-A relates, is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARCHROCK, INC.

Dated: August 12, 2025	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary